UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

July 2, 2007

SECURUS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14651 Dallas Parkway, Suite 600

Dallas, Texas 75254-8815

(Address of principal executive offices)

(972) 277-0300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 27, 2007 we executed a Supplemental Indenture (the “Supplemental Indenture”) to an Indenture, dated September 9, 2004, by and among the Bank of New York, as trustee, and Securus and its subsidiaries (the “Indenture”). The Supplemental Indenture, among other things, permits (i) our acquisition of all of the capital Stock of Syscon Holdings Ltd., a British Columbia company (“Syscon”) and certain of its affiliates, (ii) our issuance of $40 million aggregate principal amount of additional 11% Second Priority Senior Secured Notes due 2011 (the “New Notes”) under the Indenture, and (iii) us to use any Excess Cash Flow (as defined in the Indenture) to pay accrued interest under our 17% Senior Subordinated Notes (the “Subordinated Notes”) to the extent holders have not elected to have their Notes redeemed with such Excess Cash Flow. A copy of the Supplemental Indenture is filed as an exhibit to this Current Report.

On June 29, 2007, we amended (i) our Senior Credit Facility, dated September 9, 2004, by and among Securus Technologies, Inc. (“Securus”), Securus’ subsidiaries and ING Capital LLC, and (ii) our Note Purchase Agreement, dated September 9, 2004, by and among Securus, Securus’ subsidiaries and Laminar Direct Capital L.P. for our Subordinated Notes, to permit the Syscon acquisition, the issuance of the New Notes and the payment of accrued interest on our Subordinated Notes. Copies of the amendments are filed as exhibits to this Current Report.

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 29, 2007, Securus, through its wholly-owned subsidiary Appaloosa Acquisition Company (the “Purchaser”), acquired all of the outstanding capital stock of Syscon and certain of its affiliates, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) with 0787223 B.C. Ltd (the “Seller”), and the Seller’s sole stockholder, Mr. Floyd Sully (the “Stockholder”) entered into on April 11, 2007. Under the Purchase Agreement, we paid approximately $41 million and 45,604 shares of our common stock, subject to a working capital adjustment. Pursuant to the Purchase Agreement, the Seller left approximately $5 million of cash in Syscon’s bank accounts, which we will pay to the Seller as Syscon generates Net Cash Flow (as defined in the Purchase Agreement). In addition, we will pay Mr. Sully $7 million after each of the first three 12 month periods after the closing date if Syscon’s revenues exceed certain thresholds and Mr. Sully has not resigned or been terminated for cause from his employment. The revenue thresholds for the full earn-out payments are $56.5 million for the first 12 months, $61.5 million for the second 12 months, and $63.1 million for the third 12 months. If Syscon’s revenues are less than the aforementioned thresholds, but greater than $30 million for the first 12 months, $33.33 million for the second 12 months and $36.67 million for the third 12 months, Mr. Sully will earn a portion of the $7 million dollar payment applicable to the given year.

Syscon’s financial statements were filed as exhibits to Form 8-K filed on June 22, 2007.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as an Exhibit to Form 8-K filed on April 16, 2007. The Purchase Agreement contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk in the Purchase Agreement. Accordingly, investors should not rely on the representation and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2007, we issued the New Notes in a private offer pursuant to Rule 144A of the Securities Act of 1933. Although the New Notes and the 11% Second Priority Senior Secured Notes issued on September 9, 2004 pursuant to the Indenture will be treated as a single class under the Indenture, they will have different CUSIP numbers. We used the proceeds of the New Notes to help fund the cash portion of the purchase price for Syscon acquisition and to pay fees and expenses related to the acquisition. We also entered into a Registration Rights Agreement, dated June 29, 2007, with the initial purchaser of the New Notes (the “Rights Agreement”), pursuant to which we are required to register the New Notes under the Securities Act of 1933. A copy of the Rights Agreement is filed as an exhibit to this Current Report.

Item 7.01	Regulation FD Disclosure.

On June 27, 2007, we issued a press release announcing the execution of the Supplemental Indenture. On July 2, 2007, we issued a press release announcing the acquisition of Syscon. A copy of the press releases dated June 27, 2007 and July 2, 2007 are furnished as exhibits to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press releases are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits - Exhibit 4.1	Supplemental Indenture, dated June 27, 2007
Exhibit 4.2	Registration Rights Agreement, dated June 29, 2007
Exhibit 10.1	Third Amendment to Credit Agreement, dated June 29, 2007
Exhibit 10.3	June 2007 Amendment to Note Purchase Agreement, dated June 29, 2007
Exhibit 99.1	Press Release, dated June 27, 2007
Exhibit 99.2	Press Release, dated July 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 2, 2007	SECURUS TECHNOLOGIES, INC.
(Registrant)

	By:	/s/RICHARD FALCONE
	Name:	Richard Falcone
	Title:	President, Chief Executive Officer and Director

July 2, 2007	By:	/s/KEITH KELSON
	Name:	Keith Kelson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated June 27, 2007
4.2	Registration Rights Agreement, dated June 29, 2007
10.1	Third Amendment to Credit Agreement, dated June 29, 2007
10.2	June 2007 Amendment to Note Purchase Agreement, dated June 29, 2007
99.1	Press Release, dated June 27, 2007
99.2	Press Release, dated July 2, 2007

Exhibit 4.1

SECURUS TECHNOLOGIES, INC.

11% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2011

SUBSIDIARY GUARANTORS

____________________

SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 27, 2007

____________________

THE BANK OF NEW YORK TRUST COMPANY, N.A.

AS TRUSTEE

SUPPLEMENTAL INDENTURE, dated as of June 27, 2007 (this “Supplemental Indenture”), to the INDENTURE dated as of September 9, 2004 (the “Indenture”), by and among SECURUS TECHNOLOGIES, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association duly organized under the laws of the United States, as trustee (the “Trustee”) , which governs the terms of the Company’s 11% Second-Priority Senior Secured Notes due 2011 (the “Notes”).

WHEREAS, the Company and the Trustee are parties to the Indenture pursuant to which the Company issued the Notes;

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve a proposed amendment to a provision of the Indenture (the “Proposed Amendment”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Required Consents”);

WHEREAS, the Company is soliciting consents from the Holders of the Notes pursuant to a Consent Solicitation Statement, dated June 22, 2007 (the “Consent Solicitation Statement”), and accompanying Consent Letter, in connection with the Proposed Amendment as described in the Consent Solicitation Statement;

WHEREAS, the Holders of at least a majority in principal amount of the Notes have consented to the Proposed Amendment to a provision of the Indenture in accordance with Section 9.02 of the Indenture; and

WHEREAS, the Company has received the Required Consents, the execution and delivery of this Supplemental Indenture have been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement have been duly performed and complied with;

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

AMENDMENTS

Section 1.1. Amendment to Article 1 – Definitions and Incorporation by Reference. Section 1.01 of the Indenture is hereby amended to include the following definition for “2007 Additional Securities” which shall read in its entirety as set forth below:

“2007 Additional Securities” means the Additional Securities issued during June 2007 in the aggregate principal amount of up to $40,000,000.

Section 1.2. Amendments to Article 2 - Issuance of Additional Securities. Section 2.13(2) of the Indenture is hereby amended and shall read in its entirety as set forth below:

“(2) the issue price, the issue date and the CUSIP number of such Additional Securities; and"

Section 1.3. Amendment to Article 4 – Covenants. Section 4.03(b) of the Indenture is hereby amended to add subsection (14), which shall read in its entirety as set forth below:

“(14) the 2007 Additional Securities and any Securities issued in exchange for 2007 Additional Securities pursuant to a registration rights agreement, if any, among the Company and the initial purchasers of the 2007 Additional Securities.”

Section 1.4. Amendment to Article 4 – Covenants. Section 4.03(b)(7) of the Indenture is hereby amended and shall read in its entirety as set forth below:

“(7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to Clause (3), (4), (5), (6) or (14) of this Section 4.03(b) or this clause (7); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;”

Section 1.5. Amendment to Article 4 – Covenants. Section 4.04(b) of the Indenture is hereby amended to add subsection (10), which shall read in its entirety as set forth below:

“(10) payments of accrued interest on the Mezzanine Debt from all, or any portion of, the Excess Cash Flow Amount for any Excess Cash Flow Period, to the extent Holders have not elected to have their Securities redeemed pursuant to an Excess Cash Flow Offer for such Excess Cash Flow Period.”

Section 1.6. Amendment to Preamble – Definition of Securities. The preamble of the Indenture is hereby amended and shall read in its entirety as set forth below:

“Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Initial Securities, Exchange Securities, Additional Securities and Private Exchange Securities (each as defined in the Rule 144A/Regulation S Appendix hereto or elsewhere in this Indenture and collectively, the "Securities").”

ARTICLE II

MISCELLANEOUS

Section 2.1. Ratification. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture. Each of the Company, the Subsidiary Guarantors and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended and supplemented by this Supplemental Indenture.

Section 2.2. Interpretation. (a) Upon effectiveness of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.

(b) Except as provided for in this Supplemental Indenture, the Indenture shall remain in full force and effect. The consent of the Holders to this Supplemental Indenture shall not constitute an amendment or waiver of any provision of the Indenture except to the extent expressly set forth herein, and shall not be construed as a waiver or consent to any further or future action on the part of the Company or waiver of any Default or Event of Default, except to the extent expressly set forth herein.

Section 2.3.    Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 2.4. Terms Defined in the Indenture. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

Section 2.5. Effectiveness. Notwithstanding an earlier execution date, the provisions of this Supplemental Indenture shall not become effective until such time as, on or prior to June 30, 2007, the following conditions have been satisfied: (i) the closing of the Syscon Acquisition, and (ii) the absence of any law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that could, in the Company’s sole judgment, make unlawful or invalid or enjoin the implementation of the Proposed Amendment or that would, in the Company’s sole judgment, question the legality or validity thereof. In the event that the conditions in this Section 2.5 have not been satisfied, this Supplemental Indenture shall become void and the Indenture shall remain in full force and effect on the terms and conditions set forth therein. The Company shall promptly notify the Trustee in writing that this Supplemental Indenture has become effective.

Section 2.6. Successors. All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 2.7. Severability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.8. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

Section 2.9. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

Section 2.10. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

Section 2.11. Trustee Not Responsible for Recitals; Certain Duties and Responsibilities of the Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.12. Headings. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

SECURUS TECHNOLOGIES, INC.

By:	/s/RICHARD FALCONE
Name:	Richard Falcone
Title:	President, Chief Executive Officer

T-NETIX, INC. T-NETIX TELECOMMUNICATIONS SERVICES, INC. TELEQUIP LABS, INC. EVERCOM HOLDINGS, INC. EVERCOM, INC. EVERCOM SYSTEMS, INC., as Subsidiary Guarantors

By:	/s/RICHARD FALCONE
Name:	Richard Falcone
Title:	President, Chief Executive Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/CHRISTIE LEPPERT
Name:	Christie Leppert
Title:	Assistant Vice President

Exhibit 4.2

$40,000,000

SECURUS TECHNOLOGIES, INC.

11% Second-Priority Senior Secured Notes due 2011

REGISTRATION RIGHTS AGREEMENT

June 29, 2007

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Securus Technologies, Inc., a Delaware corporation (the “Issuer”), proposes to issue and sell to UBS Securities LLC (the “Initial Purchaser”), upon the terms set forth in a purchase agreement of even date herewith (the “Purchase Agreement”), $40,000,000 aggregate principal amount of its 11% Second Priority Senior Secured Notes due 2011 (the “Initial Securities”) to be unconditionally guaranteed on a senior secured basis (the “Guaranties”) by each of the Subsidiaries (as defined below) listed on the signature pages hereto the “Guarantors” and together with the Issuer ( the “Company”). The Initial Securities will be issued as additional securities under an indenture dated as of September 9, 2004, among the Issuer, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and the Bank of New York Trust Company, N.A., as trustee (the “Trustee”) (the “Original Indenture”). On or prior to the Closing Date (as defined in the Purchase Agreement), the Company, the Subsidiary Guarantors and the Trustee will execute one or more supplemental indentures (each a “Supplemental Indenture” and together with the Original Indenture, (the “Indenture”). As an inducement to the Initial Purchaser, the Company agrees with the Initial Purchaser, for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchaser), the Exchange Securities (as defined below) and the Private Exchange Securities (as defined below) (collectively the “Holders”), as follows:

Registered Exchange Offer.  The Company shall, at its own cost, prepare and, not later than 200 days after (or if the 200th day is not a business day, the first business day thereafter) the date of original issue of the Initial Securities (the “Issue Date”), file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), with respect to a proposed offer (the “Registered Exchange Offer”) to the Holders of Transfer Restricted Securities (as defined in Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities (the “Exchange Securities”) of the Company issued under the Indenture and identical in all material respects to the Initial Securities (except for the transfer restrictions relating to the Initial Securities and the provisions relating to the matters described in Section 6 hereof) that would be registered under the Securities Act. The Company shall use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 270 days (or if the 270th day is not a business day, the first business day thereafter) after the Issue Date of the Initial Securities and shall keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the “Exchange Offer Registration Period”).

If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of Transfer Restricted Securities (as defined in Section 6 hereof) electing to exchange the Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Securities in the ordinary course of such Holder’s business and has no arrangements with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of the several states of the United States.

The Company acknowledges that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange Securities (an “Exchanging Dealer”), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b)Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section, and (c) Annex C hereto in the “Plan of Distribution” section of such prospectus in connection with a sale of any such Exchange Securities received by such Exchanging Dealer pursuant to the Registered Exchange Offer and (ii) if the Initial Purchaser elects to sell Exchange Securities acquired in exchange for Securities constituting any portion of an unsold allotment it is required to deliver a prospectus containing the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in connection with such sale.

The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that (i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or the Initial Purchaser, such period shall be the lesser of 180 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto, available to any broker-dealer for use in connection with any resale of any Exchange Securities for a period of not less than 90 days after the consummation of the Registered Exchange Offer.

If, upon consummation of the Registered Exchange Offer, the Initial Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to the Initial Purchaser upon the written request of the Initial Purchaser, in exchange (the “Private Exchange”) for the Initial Securities held by the Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States, but excluding provisions relating to the matters described in Section 6 hereof) to the Initial Securities (the “Private Exchange Securities”). The Initial Securities, the Exchange Securities and the Private Exchange Securities are herein collectively called the “Securities”.

In connection with the Registered Exchange Offer, the Company shall or shall cause its agents to:

mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

keep the Registered Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

otherwise comply with all applicable laws in all material respects.

As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

(x)  accept for exchange all the Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

(y)  deliver to the Trustee for cancellation all the Initial Securities so accepted for exchange; and

(z)  cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial Securities.

Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Securities Act, (iii) such Holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not consummated within 300 days of the Issue Date, (iii) the Initial Purchaser so requests with respect to the Initial Securities (or the Private Exchange Securities) not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an Exchanging Dealer) is prohibited by law or Commission policy from participating in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange, the Company shall take the following actions:

The Company shall, at its cost, as promptly as practicable (but in no event more than 45 days after so required or requested pursuant to this Section 2) file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) a registration statement (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, a “Registration Statement”) on an appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 6 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) can be sold pursuant to Rule 144 under the Securities Act without any limitations under Rule 144. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law.

Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Registered Exchange Offer or the Shelf Registration Statement, the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in the “Exchange Offer Procedures” section and the “Purpose of the Exchange Offer” section and in Annex C hereto in the “Plan of Distribution” section of the prospectus forming a part of the Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by the Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Exchange Offer Registration Statement; (iv) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchaser based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf Registration Statement, include in the prospectus included in the Shelf Registration Statement (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)) that is delivered to any Holder pursuant to Section 3(d) and (f), the names of the Holders, who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

The Company shall give written notice to the Initial Purchaser, the Holders of the Securities and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the Commission of a notification of objection to the use of the form on which the Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Commission Rule 405;

of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). The Company shall not, without the prior consent of the Initial Purchaser, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Commission Rule 405.

The Company shall deliver to each Exchanging Dealer and the Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

The Company shall deliver to the Initial Purchaser, any Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

Prior to any public offering of the Securities, pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchaser, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchaser, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 4 hereof; provided, further, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities law in connection with the filing of any Registration Statement or the use of any laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; the qualification of the Indenture under the Trust Indenture Act; and as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such incorporated documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

In the case of the Registered Exchange Offer, if requested by the Initial Purchaser or any known Participating Broker-Dealer, the Company shall cause (i) its counsel to deliver to the Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in Section 8(d)-(e) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to deliver to the Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 8(f) of the Purchase Agreement, with appropriate date changes.

If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on the Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall the Initial Securities be marked as paid or otherwise satisfied.

The Company will use its best efforts to (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Initial Securities were not previously rated, cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement, or by the managing underwriters, if any.

In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be reasonably required in order for such broker-dealer to comply with the requirements of the Rules.

The Company shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof, whether or not the Registered

Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Securities covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Initial Securities covered thereby to act as counsel for the Holders of the Initial Securities in connection therewith.

Indemnification. 1) The Company agrees to indemnify and hold harmless each Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”), relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party in lieu of indemnifying such indemnified person shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Securities, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect so long as any Securities are outstanding, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

Additional Interest Under Certain Circumstances. 2) Additional interest (the “Additional Interest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below a “Registration Default”:

If by January 14, 2008, neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the Commission;

If by April 23, 2008, neither the Registered Exchange Offer is consummated nor, if required in lieu thereof, the Shelf Registration Statement is declared effective by the Commission; or

If after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared (or becomes automatically) effective (A) such Registration Statement thereafter ceases to be effective; or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b)) in connection with resales of Transfer Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.0% per annum.

A Registration Default referred to in Section 6(a)(iii)(B) hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) of Section 6(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

“Transfer Restricted Securities” means each Security until (i) the date on which such Transfer Restricted Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Securities is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

Rules 144 and 144A.  The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Initial Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Initial Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder of Initial Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

Underwritten Registrations.  If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Company.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

Miscellaneous.

Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents.

Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

if to a Holder of the Securities, at the most current address given by such Holder to the Company.

if to the Initial Purchaser;

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Fax: (203) 719-1075

Attention: High Yield Syndicate Department

with a copy for information purposes only to:

UBS Securities LLC

677 Washington Blvd.

Stamford, CT 06901

Fax: (203) 719-0680

Attention: Legal and Compliance Department

and with a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Fax: (212) 474-3700

Attention: William J. Whelan, III

if to the Company, at its address as follows;

Securus Technologies, Inc.
14651 Dallas Parkway
6th Floor
Dallas, TX 75254
Fax: (972) 277-0301
Attention: Dennis Reinhold

with a copy to:

White & Case LLP

Wachovia Financial Center

200 South Biscayne Blvd.

Suite 4900

Miami, FL 33131

Fax: (305) 358-5744

Attention: Jorge L. Freeland

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns.

Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Securities Held by the Company.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Company and in accordance with its terms.

Very truly yours,

SECURUS TECHNOLOGIES, INC.

		By:	/s/RICHARD FALCONE
		Name:	Richard Falcone
		Title:	President, Chief Executive Officer

T-NETIX, INC. T-NETIX TELECOMMUNICATIONS SERVICES, INC. TELEQUIP LABS, INC. EVERCOM HOLDINGS, INC. EVERCOM, INC. EVERCOM SYSTEMS, INC., as Subsidiary Guarantors

		By:	/s/RICHARD FALCONE
		Name:	Richard Falcone
		Title:	President, Chief Executive Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

by UBS SECURUTIES LLC

By:	/s/ANDREW KRAMER
Name:	Andrew Kramer
Title:

By:
Name:
Title:

ANNEX A

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

  ANNEX B

Each broker-dealer that receives Exchange Securities for its own account in exchange for Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See “Plan of Distribution.”

  ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until [                   ] , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.()

The Company will not receive any proceeds from any sale of Exchange Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

_________________________

 ()  In addition, the legend required by Item 502(e) of Regulation S-K will appear on the back cover page of the Exchange Offer prospectus.

ANNEX D

            CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: ____________________________________________
Address: ___________________________________________
___________________________________________

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Exhibit 10.1

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of June 29, 2007, by and among SECURUS TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto as the Guarantors (as defined in the hereinafter defined Credit Agreement), the Lenders (as defined below) signatory hereto, and ING CAPITAL LLC, in its capacity as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the financial institutions party thereto as lenders (the “Lenders”), the Syndicated Issuing Lender, the Alternative Issuing Lender, the Guarantors and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 9, 2004, as amended by that certain First Amendment to Credit Agreement dated as of October 12, 2005, as further amended by that certain Second Amendment to Credit Agreement dated as of April 17, 2006 (as amended and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Administrative Agent and the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has entered into that certain Stock Purchase Agreement (the “Syscon Purchase Agreement”) by and among the Borrower, Appaloosa Acquisition Company Ltd., 0787223 B.C. Ltd. and Mr. Floyd Sully dated as of April 11, 2007 pursuant to which the Borrower will purchase all of the outstanding Equity Interests of Appaloosa Acquisition Company, Ltd., a company organized under the laws of British Columbia (“Appaloosa”), Syscon Justice Systems, Inc., a California corporation (“Syscon CA”), and Syscon Justice Systems International Pty. Limited, an Australian company (“Syscon Australia”) for approximately $41,000,000 in cash and approximately 45,604 shares of the common stock of the Borrower and certain additional earn outs upon Syscon’s attainment of certain performance targets specified in the Syscon Purchase Agreement (the “Syscon Acquisition”);

WHEREAS, Modeling Solutions LLC, a Nevada limited liability company (“Modeling NV”) is a wholly-owned Subsidiary of Syscon CA;

WHEREAS, Modeling Solutions, LLC, a Wisconsin limited liability company (“Modeling WI”) is a wholly-owned Subsidiary of Modeling NV;

WHEREAS, Syscon Holdings Ltd, a company organized under the laws of British Columbia (“Syscon Holdings”), is a wholly-owned Subsidiary of Appaloosa;

WHEREAS, Syscon Justice Systems Canada Ltd., a company organized under the laws of British Columbia (“Syscon Justice Canada”), is a wholly-owned Subsidiary of Syscon Holdings;

WHEREAS, Syscon Justice Systems (Jersey) Ltd., a Channel Islands corporation (“Syscon Channel”) and Syscon Justice Systems International Limited, a United Kingdom corporation (“Syscon UK”) are a wholly-owned Subsidiaries of Syscon Justice Canada; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent consent to the consummation of the Syscon Acquisition and amend certain terms of the Credit Agreement; and

WHEREAS, the Lenders and the Administrative Agent are willing to agree to the requested amendments, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

(a) Amendment to Section 1.1. Section 1.1 of the Credit Agreement, Definitions, is hereby amended and modified by adding the following definition to such Section in the appropriate alphabetical location:

“Syscon Earn Outs” means the “Earn Outs” as defined in the Syscon Purchase Agreement.

“Syscon Purchase Agreement” means that certain Stock Purchase Agreement by and among the Borrower, Appaloosa Acquisition Company Ltd., 0787223 B.C. Ltd. and Mr. Floyd Sully dated as of April 11, 2007, as in effect on the Third Amendment Effective Date.

“Syscon Purchase Documents” means the Syscon Purchase Agreement and any documents, agreements and instruments executed by any Borrower Party in connection with the Syscon Purchase Agreement, in each case as such document may be amended, restated, supplemented or modified from time to time as permitted under this Agreement

“Third Amendment Effective Date” means June __, 2007.

(b)         Amendment to Section 1.1. Section 1.1 of the Credit Agreement, Definitions, is hereby further amended and modified by deleting the definition of “Eurodollar Advance Period” and by inserting the following in lieu thereof:

“Eurodollar Advance Period” shall mean, for each Eurodollar Advance, each seven day or one, two, three, or six month period, as selected by the Borrower pursuant to Section 2.2, during which the applicable Eurodollar Rate (but not the Interest Rate Margin) shall remain unchanged. Notwithstanding the foregoing, however: (a) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day; (b) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (a) above) end on the last day of such calendar month; and (c) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrower under Section 2.6.

(c)          Amendment to Section 8.1. Section 8.1 of the Credit Agreement, Funded Debt, is hereby amended and modified by deleting clause (b) thereof in its entirety and by inserting the following in lieu thereof:

“(b)

Funded Debt under the Senior Note Documents in an aggregate principal amount outstanding not to exceed (i) prior to the Third Amendment Effective Date, $154,000,000 at any time, and (ii) on and after the Third Amendment Date, $194,000,000, at any time;”

(d)         Amendment to Section 8.1. Section 8.1 of the Credit Agreement, Funded Debt, is hereby further amended and modified by (i) deleting “and” at the end of clause (h) thereof, (ii) deleting “.” at the end of clause (i) thereof and inserting “ and” in lieu thereof, and (iii) inserting the following as a new clause (j):

“(j)	the Syscon Earn Outs in an aggregate principal amount outstanding at any time not to exceed $21,000,000.”

(e)          Amendment to Section 8.4. Section 8.4 of the Credit Agreement, Restricted Payments and Purchases, is hereby amended and modified by inserting the following as a new clause (f) thereof:

“(f) to the extent any Holders (as defined in the Indenture) have not elected to have their Securities

(as defined in the Indenture) redeemed pursuant to an Excess Cashflow Offer (as defined in the Indenture) as permitted by Section 8.14(b)(iii) or (iv), so long as no Default or Event of Default exists, the Borrower Parties may make cash payments on accrued interest in accordance with the Subordinated Note Documents as they exist on the date hereof or as amended as permitted by this Agreement; provided, however in no event shall the amount of Restricted Payments made pursuant to this Section 8.4(f) in any calendar year, together with the amount of any repurchase of Securities (as defined in the Indenture) made with respect to such calendar year under Sections 8.14(b)(iii) and 8.14(b)(iv), exceed the Excess Cash Flow Amount (as defined in the Indenture) for such calendar year.”

(f)          Amendment to Section 8.12. Section 8.12 of the Credit Agreement, Amendment and Waiver, is hereby amended and modified by deleting such Section in its entirety and by substituting the following in lieu thereof:

“Section 8.12       Amendment and Waiver. No Borrower Party shall (a) amend, modify, alter, increase, or change any of the terms or conditions of any of the Senior Note Documents or any of the Subordinated Note Documents in any manner that would (i) have the effect of (A) increasing principal, interest, fee or other payment obligations thereunder, (B) adding collateral or other guarantors (other than as contemplated in the Senior Note Documents and, with respect to other guarantors, the Subordinated Note Documents, as of the Agreement Date), (C) shortening the maturity or increasing the amortization of the obligations thereunder, or (D) making the covenants, defaults or other provisions thereof more burdensome or (ii) otherwise have a material adverse effect on the interests of the Lender Group, or (b) enter into any amendment of, or agree to or accept any waiver, which would materially adversely affect the rights of such Borrower Party or any member of the Lender Group, in the reasonable determination of the Majority Lenders, of (i) its articles or certificate of incorporation or formation and by-laws, partnership agreement or other governing documents, (ii) the Management Agreements, (iii) the Merger Documents or (iv) any Material Contract, or (c) amend, modify, alter, increase, or change any of the terms or conditions of any of the Syscon Purchase Documents in any manner that would (i) have the effect of (A) increasing the Syscon Earn Outs or other consideration paid by any Borrower Party in connection with the Syscon Purchase Documents, or (B) accelerating the payment date for the Syscon Earn Outs, or (ii) otherwise have a material adverse effect on the interests of the Lender Group.

(g)         Amendment to Section 8.14. Section 8.14 of the Credit Agreement, Prepayments, is hereby amended and modified by deleting clause (b) thereof in its entirety and by substituting the following in lieu thereof:

“(b) the Borrower may (i) make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any Funded Debt permitted hereunder (other than any Funded Debt incurred under the Subordinated Note Documents and other than pursuant to the Syscon Earn Outs), (ii) make regularly scheduled payments of interest required in accordance with the terms of the Subordinated Note Documents as permitted by Section 8.4, (iii) so long as no Default then exists or would be caused thereby, within one hundred eighty (180) days after the end of each calendar year, purchase Securities (as defined in the Indenture) tendered for purchase pursuant to an Excess Cash Flow Offer (as defined in the Indenture) in an aggregate amount not to exceed for such calendar year, together with the amount of any repurchase made with respect to such calendar year under Section 8.14(b)(iv) and the amount of any Restricted Payments made pursuant to Section 8.4(f), the Excess Cash Flow Amount (as defined in the Indenture) for such calendar year, (iv) so long as no Default then exists or would be caused thereby, within thirty (30) days prior to the end of each calendar year, purchase Securities (as defined in the Indenture) available for purchase in an aggregate amount not to exceed for such calendar year, together with the amount of any repurchase made with respect to such calendar year under Section 8.14(b)(iii) and the amount of any Restricted Payments made pursuant to Section 8.4(f), the Excess Cash Flow Amount (as defined in the Indenture) for such calendar year, (v) make payments, including prepayments permitted or required hereunder, with respect to the Obligations. For purposes of this Section, the exchange of the Initial Securities (as defined in the Indenture) or the 2007 Additional Securities (as defined in the Indenture) for Exchange Securities

(as defined in the Indenture) pursuant to the Registration Rights Agreement (as defined in the Indenture) with respect to the Initial Securities, or a Registration Rights Agreement entered into by the Borrower, the Subsidiary Guarantors and the initial purchaser of the 2007 Additional Securities (as defined in the Indenture) shall not be considered a redemption of the Initial Securities (as defined in the Indenture) or the 2007 Additional Securities (as defined in the Indenture) and (vi) so long as no Default then exists or would be caused thereby, pay the Syscon Earn Outs when due pursuant to the Syscon Purchase Agreement as in effect on the Third Amendment Date.”

(h)         Schedules. Schedule 5.1(c)-1, Subsidiaries, 5.1(d), Capitalization, 5.1(h), Material Contracts, 5.1(p), Intellectual Property; Licenses and Certifications, 5.1(x)-1, Leased Real Property, and 6.11, Location of Collateral, are hereby amended and modified by deleting such Schedules in their entirety and by inserting Schedules 5.1(c)-1, 5.1(d), 5.1(h), 5.1(p), 5.1(x)-1 and 6.11 attached hereto in lieu thereof.

2.            Consent to Syscon Acquisition. Notwithstanding Sections 6.20, 8.5, 8.7(d) or 8.7(i) of the Credit Agreement, the Lenders consent to the Syscon Acquisition so long as the conditions set forth in Section 3 hereof have been satisfied.

3.            Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Administrative Agent and the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the following conditions have been satisfied:

(a)          no Default under the Credit Agreement and no default under the Senior Note Documents or the Subordinated Note Documents exists or would be caused by the effectiveness of this Amendment or the consummation of the Syscon Acquisition;

(b)         the Borrower shall have delivered to the Lender Group evidence satisfactory to the Administrative Agent that the Borrower Parties will be in pro forma compliance with the Credit Agreement and the other Loan Documents after giving effect to the Syscon Acquisition;

(c)          the Borrower shall have minimum Availability of $5,000,000 after giving effect to the Syscon Acquisition;

(d)         the Administrative Agent shall have received reimbursement or payment of its out of pocket costs and expenses incurred in connection with this Amendment (including reasonable fees, charges and disbursements of Paul, Hastings, Janofsky & Walker LLP, counsel to the Administrative Agent);

(e)          the Administrative Agent shall have received executed counterparts to this Amendment from the Borrower, each of the Guarantors, the Majority Lenders and the Administrative Agent;

(f)          the Administrative Agent shall have received executed counterparts to a Guaranty Supplement from Syscon CA, Modeling NV, Modeling WI, Appaloosa, Syscon Holdings and Syscon Justice Canada;

(g)         the Administrative Agent shall have received executed counterparts to a supplement to the Security Agreement from Syscon CA, Modeling NV and Modeling WI;

(h)         the Administrative Agent shall have received executed counterparts to a security agreement, in form and substance reasonably satisfactory to the Administrative Agent, from Appaloosa, Syscon Holdings and Syscon Justice Canada

(i)          the Administrative Agent shall have received executed counterparts to a supplement to the Pledge Agreement from the Borrower, Syscon CA and Modeling NV;

(j)	the Administrative Agent shall have received executed counterparts to a pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent, from Borrower, Appaloosa and Syscon Holdings, and Syscon Justice Canada;

(k)         the Administrative Agent shall have received legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, of White & Case LLP, U.S. counsel to the Borrower Parties and Blakes, Cassels & Graydon LLP, Canadian counsel to the Borrower Parties, addressed to the Lender Group;

(l)          the Administrative Agent shall have received true, correct and complete copies of the following items: (i) the Syscon Acquisition Documents, (ii) a supplement to the Indenture providing for the issuance of up to $40,000,000 of Securities (as defined in the Indenture) on the Third Amendment Effective Date, and all documents executed or delivered in connection therewith, and (iii) an amendment to the Subordinated Note Documents permitting the Syscon Acquisition and all documents executed or delivered in connection therewith, all in form and substance reasonably satisfactory to the Administrative Agent;

(m)        the Administrative Agent shall have received with respect to each Person to be acquired in connection with the Syscon Acquisition (other than Syscon UK and Syscon Australia), certificates signed by an Authorized Signatory of such Person (or, in the case of a Person that is a partnership, the general partner of such Person or, in the case of a Person that is a limited liability company, the members or manager, as appropriate, of such Person), including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate of Incorporation or Formation of such Person certified to be true, complete and correct by the Secretary of State of the State or foreign equivalent of such Person’s incorporation or formation, (B) a true, complete and correct copy of the By-Laws, partnership agreement or operating agreement of such Person, (C) a true, complete and correct copy of the resolutions of such Person (or it general partner, members or manager, as applicable) authorizing the execution, delivery and performance by such Person of the Loan Documents and the Hedge Agreements, and (D) for each Person other than Sycon CA, certificates of good standing from the jurisdiction of organization of each such Person;

(n)         the Administrative Agent shall have received certificates of insurance and loss payable endorsements with respect to the Persons acquired in connection with the Syscon Acquisition meeting the requirements of Section 6.5 of the Credit Agreement;

(o)         the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Liens granted pursuant to the Security Documents executed in connection with this Amendment will be first priority perfected Liens on the Collateral (subject only to Permitted Liens); and

(p)         the Administrative Agent shall have received such other documents as the Administrative Agent may reasonably require.

4.            Conditions Subsequent Amendment. The Borrower Parties shall deliver the following documents to the Agent within the period of time set forth below (and failure to do so shall constitute an Event of Default):

(a)          within 120 days of the Third Amendment Effective Date, evidence satisfactory to the Agent that Syscon Channel has been dissolved and ceased to exist;

(b)         within 90 days of the Third Amendment Effective Date, (i) a guaranty duly executed by Syscon Australia pursuant to which Syscon Australia shall guaranty the obligations of the Borrower, effective under Australian law and in form and substance reasonably satisfactory to the Agent, (ii) a security agreement duly executed by Syscon Australia pursuant to which Syscon Australia grants a security interest in substantially all of its assets as Collateral for the Obligations, effective under Australian law and in form and substance reasonably satisfactory to the Agent, (iii) a pledge agreement duly executed by the Borrower pursuant to which the Borrower shall grant a security interest in the Equity Interest owned by the Borrower in Syscon Australia, effective under Australian law and in form and substance reasonably satisfactory to the Agent, (iv) a certificate signed by an Authorized Signatory of Syscon Australia, including a certificate of incumbency with respect to each Authorized Signatory of Syscon Australia, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate of Incorporation or Formation of Syscon Australia certified to be true, complete and correct by the Australian equivalent to the Secretary of State of the State, if applicable (B) a true, complete and correct copy of the By-Laws of Syscon Australia, (C) a true, complete and correct copy of the resolutions of Syscon Australia authorizing the execution, delivery and performance by Syscon Australia of the Loan Documents and the Hedge Agreements, and (D) certificates of good standing from the jurisdiction of organization of Syscon Australia, and (v) a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, of Australian counsel to the Borrower and addressed to the Lender Group;

(c)          within 60 days of the Third Amendment Effective Date, (i) a guaranty duly executed by Syscon UK pursuant to which Syscon UK shall guaranty the obligations of the Borrower, effective under English law and in form and substance reasonably satisfactory to the Agent, (ii) a security agreement duly executed by Syscon UK pursuant to which Syscon UK grants a security interest in substantially all of its assets as Collateral for the Obligations, effective under English law and in form and substance reasonably satisfactory to the Agent, (iii) a pledge agreement duly executed by Syscon Justice Canada pursuant to which Syscon Justice Canada shall grant a security interest in the Equity Interest owned by Syscon Justice Canada in Syscon UK, effective under English law and in form and substance reasonably satisfactory to the Agent, (iv) a certificate signed by an Authorized Signatory of Syscon UK, including a certificate of incumbency with respect to each Authorized Signatory of Syscon UK, together with appropriate attachments which shall include, without limitation, the following: (A) a copy of the Certificate English equivalent to the Secretary of State of the State, (B) a true, complete and correct copy of the By-Laws of Syscon UK, (C) a true, complete and correct copy of the resolutions of Syscon UK authorizing the execution, delivery and performance by Syscon UK of the Loan Documents and the Hedge Agreements, and (D) certificates of good standing from the jurisdiction of organization of Syscon UK, (iv) a legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, of English counsel to the Borrower and addressed to the Lender Group;

(d)         within 90 days of the Third Amendment Effective Date, a landlord waiver duly executed by the landlord and Syscon Holdings for the leased premises located at 8211 Sea Island Way, Ste. 230, Richmond, BC V6X 2W3; and

(e)          within 14 days of the Third Amendment Effective Date, a certificate of good standing from the jurisdiction of organization of Syscon CA.

5.            Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Borrower Party hereby represents and warrants to the Lender Group that:

(a)           the execution, delivery and performance by such Borrower Party of this Amendment (i) are within such Borrower Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Borrower Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, material lease, material agreement or other instrument to which such Borrower Party or any of its Subsidiaries is a party or by which such Borrower Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Borrower Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b)           this Amendment has been duly executed and delivered for the benefit of or on behalf of each Borrower Party and constitutes a legal, valid and binding obligation of each Borrower Party, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)

(c)           all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation;

(d)           no change in the business, assets, management, operations, financial condition or prospects of the Borrower Parties has occurred since December 31, 2006, which change has had or is reasonably likely to have a Materially Adverse Effect; and

(e)          after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

6.	Reaffirmations and Acknowledgments.

(a)         Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Credit Agreement (including, without limitation, Article 3 thereof) with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lender Group or any other obligation of the Borrower, or any actions now or hereafter taken by the members of the Lender Group with respect to any obligation of the Borrower, Article 3 of the Credit Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

(b)         Acknowledgment of Perfection of Security Interest. Each Borrower Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the other members of the Lender Group under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

7.            Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and the Guarantors to the Administrative Agent and the other members of the Lender Group. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the members of the Lender Group under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. Reference to the Credit Agreement herein or in any other Loan Document shall be deemed to refer to the Credit Agreement as amended hereby. This Amendment shall not constitute a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, including, without limitation, Sections 1.1 and 7.3 of the Credit Agreement, as amended by this Amendment, except as expressly set forth herein. Each of the Borrower Parties acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, including, without limitation, Sections 1.1 and 7.3 of the Credit Agreement, as amended by this Amendment. No Borrower Party has knowledge of any challenge to the Administrative Agent’s or any Lender’s claims arising under the Loan Documents or to the effectiveness of the Loan Documents.

8.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

9.            No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

10.          Costs and Expenses. The Borrower agrees to pay on demand all out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

11.          Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

12.          Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

13.         Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:	SECURUS TECHNOLOGIES, INC., a Delaware Corporation, as the Borrower

	By:	/s/RICHARD FALCONE
	Name:	Richard Falcone
	Title:	President, Chief Executive Officer

	Attest:	/s/DENNIS REINHOLD
	Name:	Dennis Reinhold
	Title:	VP and General Counsel

GUARANTORS:	T-NETIX, INC., a Delaware Corporation, as a Guarantor

	By:	/s/RICHARD FALCONE
	Name:	Richard Falcone
	Title:	President, Chief Executive Officer

TELEQUIP LABS, INC., a Delaware Corporation, as a Guarantor

	By:	/s/RICHARD FALCONE
	Name:	Richard Falcone
	Title:	President, Chief Executive Officer

T-NETIX TELECOMMUNICATIONS SERVICES, INC., a Delaware Corporation, as a Guarantor

	By:	/s/RICHARD FALCONE
	Name:	Richard Falcone
	Title:	President, Chief Executive Officer

EVERCOM HOLDINGS, INC., a Delaware Corporation, as a Guarantor

By:	/s/RICHARD FALCONE
Name:	Richard Falcone
Title:	President, Chief Executive Officer

EVERCOM, INC., a Delaware Corporation, as a Guarantor

By:	/s/RICHARD FALCONE
Name:	Richard Falcone
Title:	President, Chief Executive Officer

EVERCOM SYSTEMS, INC., a Delaware Corporation, as a Guarantor

By:	/s/RICHARD FALCONE
Name:	Richard Falcone
Title:	President, Chief Executive Officer

ADMINISTRATIVE AGENT:	ING CAPITAL LLC, as Administrative Agent and sole Lender

	By:	/s/EDWARD CARPENTER
	Name:	Edward Carpenter
Title:

Exhibit 10.2

JUNE 2007 AMENDMENT TO NOTES AND

NOTE PURCHASE AGREEMENT

This JUNE 2007 AMENDMENT TO NOTES AND NOTE PURCHASE AGREEMENT, dated as of June 29 2007 (this “June 2007 Amendment”), is entered into by and among (a) Securus Technologies, Inc., a Delaware corporation (the “Company”), (b) those entities identified as subsidiary guarantors on the signature pages hereto (collectively, the “Subsidiary Guarantors”, and, together with the Company, the “Designated Companies”) and (c) D. E. Shaw Laminar Portfolios, L.L.C. and SPV Capital Funding, L.L.C., in their capacities as the Holders of the Notes referred to below (collectively, the “Holders”).

RECITALS

A.            As of September 9, 2004, the Company, the Subsidiary Guarantors and Laminar Direct Capital, L.P., as the purchaser (the “Purchaser”), entered into a certain Note Purchase Agreement (as the same has been amended or modified from time to time, the “Note Purchase Agreement”) pursuant to which the Company issued to the Purchaser certain 17% Senior Subordinated Notes due September 9, 2014 (the “Notes”). The Holders currently hold all of the Notes.

B.            On April 11, 2007, the Company signed a stock purchase agreement (the “Syscon Purchase Agreement”) to acquire (the “Syscon Acquisition”) all of the outstanding capital stock of Syscon Holdings, Ltd. (“Syscon”) for approximately $41,000,000 in cash subject to certain working capital adjustments, and approximately 45,604 shares of the common stock of the Company and certain additional earn outs upon Syscon’s attainment of certain performance targets specified in the Syscon Purchase Agreement. Upon the consummation of the Syscon Acquisition, Syscon will become a wholly-owned subsidiary of the Company.

C.            In order to consummate the Syscon Acquisition, the Company intends to issue Additional Securities (as such term is defined in the Senior Indenture) in the aggregate principal amount of up to $40,000,000. Such Additional Securities are referred to herein as the “June 2007 Additional Notes”.

D.            In connection with the Syscon Acquisition and the Company’s issuance of the June 2007 Additional Notes, the Company, the Subsidiary Guarantors, and the Holders now desire to amend the Notes and the Note Purchase Agreement in certain respects as hereinafter set forth.

AGREEMENT

In consideration of the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1.              Definitions; References. Unless otherwise defined in this June 2007 Amendment, each term used in this June 2007 Amendment that is defined in the Note Purchase Agreement has the meaning assigned to such term in the Note Purchase Agreement.

Section 2.	Amendments and Waivers to Note Purchase Agreement.

(a)           In accordance with the provisions of Section 19 of the Note Purchase Agreement, the Holders hereby waive the requirements of Section 9.3(a) as the same applies to the Incurrence of the Indebtedness evidenced by the June 2007 Additional Notes.

(b)           Section 9.3(b)(vii) of the Note Purchase Agreement is hereby amended in its entirety to read as follows:

“(viii)      Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 9.3(a) or pursuant to clause (iii), (iv), (v), (vi) or (xiv) of this Section 9.3(b) or this clause (vii); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (v), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;”

(c)          Section 9.3(b) of the Note Purchase Agreement is hereby further amended (i) to delete the word “and” at the end of clause (xii) of such Section; (ii) to replace the period at the end of clause (xiii) of such Section with “ and” and (iii) to add a new clause (xiv) at the end of such Section, as follows:

“(xiv)      Indebtedness evidenced by the June 2007 Additional Notes and any Senior Notes issued in exchange for the June 2007 Additional Notes pursuant to a registration rights agreement, if any, among the Company and the initial purchasers of the June 2007 Additional Notes.”

(d)           As to the word “and” that immediately precedes Clause (i)(D) of Section 9.5 of the Note Purchase Agreement, such word “and” is hereby deleted, and such Clause (i)(D) is hereby replaced with the following language:

“(D)        any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (E) any encumbrance or restriction imposed pursuant to the provisions of the June 2007 Additional Notes, the Syscon Purchase Agreement and the documents executed in connection therewith;”

(e)           The Note Purchase Agreement is hereby further amended to replace clause (14) of the definition of the term “Permitted Liens” in Annex B to the Note Purchase Agreement with the following:

“(14)       Liens to secure Indebtedness permitted under Section 9.3(b)(iii) and Section 9.3(b)(xiv);”

(f)            Annex B of the Note Purchase Agreement is hereby amended to add the following definition in alphabetical order:

“‘June 2007 Additional Notes’ means Additional Securities (as such term is defined in the Senior Indenture) in the aggregate principal amount of up to $40,000,000, which are being issued by the Company in order to consummate the Company’s acquisition of all of the outstanding capital stock of Syscon Holdings, Ltd.”

Section 3.              Additional Agreements. By executing this June 2007 Amendment, the Company hereby agrees that (a) contemporaneously with the Holder’s execution of this June 2007 Amendment, the Company shall be obligated to pay to the Holders (for their pro rata benefit based on the outstanding principal balance of their respective Notes) an amendment fee of $380,000 (the “Amendment Fee”), which Amendment Fee will then be added to the principal balance of the Notes as set forth in Section 4 hereof; (b) the Syscon Acquisition and the Company’s issuance of the June 2007 Additional Notes will be consummated substantially in accordance with the terms thereof described in that certain Consent Solicitation dated as of June 22, 2007, relating to the Company’s $154,000,000 principal amount of 11% Second-priority Senior Secured Notes due 2011; and (c) upon the completion of the Syscon Acquisition, the Company will promptly cause Syscon to execute and deliver to the Holders a Guaranty Agreement pursuant to which Syscon will Guarantee the payment of the Notes in accordance with Section 9.13 of the Note Purchase Agreement.

Section 4.             Additional Amendments. With respect to the Amendment Fee that is payable to the Holder of a Note in accordance with the provisions of Section 3 hereof, as of the Effective Date referred in Section 7 below, each Note is hereby amended to add such Amendment Fee to the outstanding principal balance of such Holder’s Note and, after the Effective Date, without further action, such added Amendment Fee shall thereafter, for all purposes (including, without limitation, for the purposes of calculating the interest to be paid on such Note), be deemed to be a part of the Original Principal Portion of such Holder’s Note.

Section 5.            Representations and Warranties by the Designated Companies. Each Designated Company hereby represents and warrants to each Holder as follows: (a) it is a corporation or other entity duly organized and validly existing under the laws of its jurisdiction of organization with full entity power and authority to enter into and perform its obligations under the Notes and the Note Purchase Agreement as amended by this June 2007 Amendment (collectively, the “Amended Documents”) and under this June 2007 Amendment, (b) the execution, delivery and performance of this June 2007 Amendment and the performance of the Amended Documents have been duly authorized by all necessary corporate action of such Designated Company, and this June 2007 Amendment has been duly executed and delivered by such Designated Company and, together with the Amended Documents, constitutes its legal, valid and binding obligations, enforceable against such Designated Company in accordance with their respective terms but subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (c) no approval, consent or withholding of objection is required from any Governmental Authority with respect to the entering into or performance by such Designated Company of this June 2007 Amendment or the performance by such Designated Company of the Amended Documents, (d) the entering into and performance of this June 2007 Amendment, and the performance of the Amended Documents, by such Designated Company will not violate any judgment, order, law or regulation applicable to such Designated Company or any provision of such Designated Company’s certificate of incorporation or by-laws or other constitutive documents or result in any breach of, or constitute a default under or result in the creation of any lien, charge, security interest or encumbrance upon any assets of such Designated Company pursuant to, any indenture, mortgage, deed of trust, bank loan, or credit agreement or other instrument of which such Designated Company is a party or by which any of its assets may be bound (other than liens contemplated by the Credit Facility and the Senior Indenture), and (e) there are no suits or proceedings pending or, to the knowledge of such Designated Company, threatened in any court or before any regulatory commission, board or other Governmental Authority against or affecting such Designated Company which will have a Material Adverse Effect on the ability of such Designated Company to fulfill its obligations hereunder and under the Amended Documents.

Section 6.             Effect on Note Purchase Agreement and Notes. Except as amended hereby, the Note Purchase Agreement and the Notes shall remain in full force and effect as originally executed. Nothing herein shall act as or constitute a waiver of either Holder’s rights under the Note Purchase Agreement or the Notes, or a consent to the departure by the Company or any Subsidiary Guarantor from any term or provision thereof, in each case except as expressly set forth herein. Each Designated Company acknowledges and agrees that this June 2007 Amendment shall in no manner impair or affect the validity or enforceability of the Note Purchase Agreements or the Notes.

Section 7.              Effectiveness. Notwithstanding an earlier execution date, the provisions of this June 2007 Amendment shall not become effective until such time as, on or prior to June 30, 2007, the following conditions have been satisfied (with the date on which such conditions are satisfied being referred to herein as the “Effective Date”): (a) the closing of the Syscon Acquisition, and (b) the absence of any law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that could, in the Company’s sole judgment, make unlawful or invalid or enjoin the implementation of this June 2007 Amendment or that would, in the Company’s sole judgment, question the legality or validity thereof. In the event that the conditions in this Section 7 have not been satisfied, this June 2007 Amendment shall become void and the Note Purchase Agreement shall remain in full force and effect on the terms and conditions set forth therein. The Company shall promptly notify each Holder that this June 2007 Amendment has become effective.

Section 8.              Miscellaneous. The miscellaneous provisions set forth in Section 23 of the Note Purchase Agreement shall apply to this June 2007 Amendment, mutatis mutandis. This June 2007 Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered by telecopier.

[Signature Pages Follow]

EXECUTED as of the date first above written.

SECURUS TECHNOLOGIES, INC., a Delaware Corporation

By:	/s/RICHARD FALCONE
Its:	President, Chief Executive Officer

THE UNDERSIGNED ARE SIGNING THIS JUNE 2007 AMENDMENT AS SUBSIDIARY GUARANTORS:

T-NETIX, INC., a Delaware Corporation

By:	/s/RICHARD FALCONE
Title:	President, Chief Executive Officer

TELEQUIP LABS, INC., a Nevada Corporation

By:	/s/RICHARD FALCONE
Title:	President, Chief Executive Officer

T-NETIX TELECOMMUNICATIONS SERVICES, INC., a Texas Corporation

By:	/s/RICHARD FALCONE
Title:	President, Chief Executive Officer

EVERCOM HOLDINGS, INC., a Delaware Corporation

By:	/s/RICHARD FALCONE
Title:	President, Chief Executive Officer

EVERCOM, INC., a Delaware Corporation

By:	/s/RICHARD FALCONE
Title:	President, Chief Executive Officer

EVERCOM SYSTEMS, INC., a Delaware Corporation

By:	/s/RICHARD FALCONE
Title:	President, Chief Executive Officer

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C., as a Holder of Notes under the Note Purchase Agreement referred to above

By:	/s/DANIEL POSNER
Name:	Daniel Posner
Title:

SPV CAPITAL FUNDINGS, L.L.C., as a Holder of Notes under the Note Purchase Agreement referred to above

By:	/s/DANIEL POSNER
Name:	Daniel Posner
Title:

Exhibit 99.1

PRESS RELEASE

Securus Technologies, Inc. executes a Supplemental Indenture for its 11% Second-Priority Senior Secured Notes due 2011.

On June 22, 2007, Securus Technologies, Inc. ("Securus"), launched a consent solicitation (the "Consent Solicitation") for proposed waivers under and amendments to the indenture (the "Indenture") governing its outstanding 11% Second-Priority Senior Secured Notes due 2011 (the "Notes"). On June 27, 2007, Securus and the trustee under the Indenture executed a Supplemental Indenture causing it to become effective. Pursuant to the Consent Solicitation, upon the Supplemental Indenture becoming effective, holders of Notes can no longer revoke their consent.

The waivers and amendments permit Securus' proposed acquisition of Syscon Holdings Ltd. and related financings. They also permit Securus to use any Excess Cash Flow (as defined in the Indenture) to pay accrued interest under its senior subordinated notes to the extent holders have not elected to have their Notes redeemed with such Excess Cash Flow.

Holders of Notes on the record date that provide their consent to the proposed waivers and amendments will be eligible to receive a consent fee as described in (and subject to the conditions set forth in) a Consent Solicitation Statement, dated June 22, 2007, delivered to holders of Notes. Holders of Notes have until 5 p.m., New York time, on June 29, 2007 to provide their consent. The record date for purposes of the Consent Solicitation is 5:00 p.m. New York time on June 21, 2007.

This press release is neither a solicitation of consents nor an offer to sell any securities. The Consent Solicitation is being made solely through the Consent Solicitation Statement.

Additional information regarding the terms and conditions of the Consent Solicitation and copies of the Consent Solicitation Statement and related documents may be obtained from Global Bondholder Services Corporation, 65 Broadway - Suite 723, New York, New York 10006, Attn: Corporate Affairs or by calling the toll free number (866) 294-2200. Questions regarding the Consent Solicitation may be directed to UBS Investment Bank, attn: Liability Management Group at (203) 719-4210 or toll free at (888) 722-9555, ext. 4210.

About Securus

SECURUS Technologies is the country’s largest independent supplier of detainee communications and information management solutions, serving approximately 2,900 correctional facilities nationwide. A recognized leader in providing comprehensive, innovative technical solutions and responsive customer service, SECURUS’ sole focus is the specialized needs of the corrections and law enforcement communities. SECURUS is headquartered in Dallas, Texas, with offices in Selma, Alabama; Bedford, Massachusetts; Raleigh, North Carolina; Irving and San Antonio, Texas; Foxboro, Massachusetts; Springfield, Illinois; and Camp Hill, Pennsylvania. For more information, please visit the SECURUS website at www.SECURUStech.net.

Exhibit 99.2

PRESS RELEASE

Securus Technologies, Inc. acquires Syscon Holdings Ltd.

On June 29, 2007, Securus, through its wholly-owned subsidiary, Appaloosa Acquisition Company, acquired all of the outstanding capital stock of Syscon Holding Ltd., a British Columbia company, and certain of its affiliates, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) with 0787223 B.C. Ltd (the “Seller”), and the Seller’s sole stockholder, Mr. Floyd Sully (the “Stockholder”) entered into on April 11, 2007.

Securus’ Chief Executive Officer, Richard Falcone, said “We believe that Syscon represents an excellent opportunity to not only offer value added products to our existing customers, but provides us greater access to new geographic markets in strategic locations as well as additional state and federal correctional facilities that we are not presently serving.”

Under the Purchase Agreement, Securus paid approximately $41 million and 45,604 shares of our common stock, subject to a working capital adjustment. Pursuant to the Purchase Agreement, the Seller left approximately $5 million of cash in Syscon’s bank accounts, which Securus will pay to the Seller as Syscon generates Net Cash Flow (as defined in the Purchase Agreement). In addition, Securus will pay Mr. Sully $7 million after each of the first three 12 month periods after the closing date if Syscon’s revenues exceed certain thresholds and Mr. Sully has not resigned or been terminated for cause from his employment. The revenue thresholds for the full earn-out payments are $56.5 million for the first 12 months, $61.5 million for the second 12 months, and $63.1 million for the third 12 months. If Syscon’s revenues are less than the aforementioned thresholds, but greater than $30 million for the first 12 months, $33.33 million for the second 12 months and $36.67 million for the third 12 months, Mr. Sully will earn a portion of the $7 million dollar payment applicable to the given year.

About Securus

SECURUS Technologies is the country’s largest independent supplier of detainee communications and information management solutions, serving approximately 2,900 correctional facilities nationwide. A recognized leader in providing comprehensive, innovative technical solutions and responsive customer service, SECURUS’ sole focus is the specialized needs of the corrections and law enforcement communities. SECURUS is headquartered in Dallas, Texas, with offices in Selma, Alabama; Bedford, Massachusetts; Raleigh, North Carolina; Irving and San Antonio, Texas; Foxboro, Massachusetts; Springfield, Illinois; and Camp Hill, Pennsylvania. For more information, please visit the SECURUS website at www.SECURUStech.net.